Item No. 77D (Policies with respect to
security investment) - Attachment



Tax-Managed Small-Cap Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus of Eaton Vance
Tax-Managed Small-Cap Fund, which invests in the Portfolio filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.